SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made as of August 18, 2009 by and between William C. Patridge (“Secured Party”), and ecoSolutions, Intl. (“Debtor”), having its principal place of business at 295 East Main Street, Suite 1, Ashland, Oregon.

RECITALS

WHEREAS, Debtor is presently indebted to Secured Party under the terms and conditions of the Prior Debt Documents (as defined below);

WHEREAS, the Note (as defined below) represents Debtor’s aggregate indebtedness to Secured Party as of the date hereof, and replaces and is in lieu of any and all prior instruments, promissory notes and agreements, written or otherwise, evidencing Debtor’s indebtedness to Secured Party, including, without limitation, that certain Convertible Promissory Note, dated as of December 31, 2008 (all such prior instruments, promissory notes and agreements, if any, the “Prior Debt Documents”); and

WHEREAS, in consideration of Secured Party’s extension of the maturity date of Debtor’s obligations under the Prior Debt Documents and Secured Party’s waiver of Debtor’s prior defaults thereunder, Debtor has agreed to execute the Note and grant to Secured Party the security interest contemplated by this Security Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein, set forth, the parties agree as follows:

1.           OBLIGATIONS SECURED.  The security interest granted by this Security Agreement shall secure payment and performance of all indebtedness, obligations and liabilities of Debtor to Secured Party (collectively the “Secured Debt”) arising out of, connected with or related to each and all of the following:

(a)	the Secured Promissory Note for $3,608,457.38 of even date herewith (the “Note”);

(b)	any additional advances from Secured Party to Debtor;

(c)	this Security Agreement; and

(d)	any instrument now or hereafter evidencing or securing the foregoing;

whether now existing or hereinafter arising, direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, whether or not from time to time decreased or extinguished and later increased, created or incurred (the Note, this Security Agreement and any instrument, now or hereafter evidencing or securing the foregoing are referred to collectively as the “Loan Documents”).

2.           GRANT OF SECURITY INTEREST.  Debtor does hereby grant to Secured Party a security interest in the collateral described or referred to in Section 3 to secure the Secured Debt.

3.           COLLATERAL.  Debtor’s collateral (the “Collateral”) subject to the security interest shall consist of:  all right, title and interest of Debtor in and to all of Debtor’s property, both real and personal, both tangible and intangible, whether now owned or hereafter acquired, including, but not limited to, all:  (1) accounts; (2) general intangibles; (3) goods; (4) documents; (5) instruments; (6) vehicles; (7) chattel paper; (8) deposit accounts; (9) fixtures; (10) licenses; (11) patents; (12) trademarks (including associated goodwill); (13) tradenames; (14) franchises;  (15) contract rights; and (16) all rights under all insurance policies, together with all products, proceeds, additions and accessions to the foregoing.

4.           REPRESENTATIONS, WARRANTIES OF THE DEBTOR.

(a)           Debtor has good title to the Collateral and has full power and authority to grant security interests in the Collateral, and to execute, deliver, and perform in accordance with the terms of this Security Agreement, without the consent or approval of any other person or entity;

(b)           The Collateral is free and clear of all liens and adverse claims other than those created hereunder, and the security interest created hereby shall be a first lien on the Collateral; and

(c)           This Security Agreement constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms and constitutes a good, valid and subsisting security interest in all of the Collateral for the full amount of the Secured Debt.

5.           COVENANTS OF THE DEBTOR.

Debtor hereby covenants that:

(a)           Debtor shall, at its own cost and expense, (i) take any and all actions necessary to preserve, protect and defend the security interest of the Secured Party in the Collateral created hereunder and the priority thereof against any and all adverse claims, and (ii) keep the Collateral free and clear of any and all liens, security interests (except for any security created as part of this Security Agreement) and/or adverse claims (including, without limitation all taxes, assessments and other levies);

(b)           Debtor shall promptly reimburse the Secured Party for any and all sums, including costs, expenses and attorneys’ fees, which the Secured Party may pay or incur in defending, protecting or enforcing the security interest of this Security Agreement or the priority thereof, or in enforcing or collecting the Secured Debt, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of the Secured Party therein, all of which actions the Secured Party shall have the right to take;

(c)           Debtor shall not, without the prior written consent of the Secured Party, sell, assign, lease, or otherwise dispose of the Collateral, or any part thereof or any interest therein;

(d)           Debtor shall not do, or permit or suffer to be done, anything that may impair the value of the Collateral or the security intended to be effected hereby and shall use its best efforts to preserve, protect and enhance the value of the Collateral;

(e)           Debtor shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances as may be requested by the Secured Party to perfect or preserve the security interest created by and to carry out the intent of this Security Agreement, and hereby authorizes Secured Party to file financing statements and amendments thereto relating to all or any part of the Collateral where desirable in Secured Party’s judgment to perfect the security interest granted herein without the signature of Debtor (where permitted by law);

(f)           Debtor will have and maintain, or cause to be in existence or maintained, at all times, commercially reasonable insurance with respect to the Collateral against risks of fire (including so-called extended coverage), theft, and other risks, such insurance to be payable to Secured Party and Debtor as their interest may appear with Secured Party being an additional named insured thereunder and to not be cancelable except on at least 30 days’ written notice to Secured Party.  Secured Party may act as attorney for Debtor in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts; and any amounts collected or received under such policies may be applied by Secured Party to the Secured Debt in such order and at such times as Secured Party may determine, or at the option of Secured Party, released to Debtor, provided, no such application or release shall cure or waive any default hereunder and no amount released shall be deemed a payment of any Secured Debt; and

(g)           Debtor shall at all times keep the Collateral and its proceeds separate and distinct from all other property of Debtor or any other person and marked in an identifiable manner satisfactory to Secured Party as subject to the interest of Secured Party under this Security Agreement and shall keep and cause to be kept accurate and complete records of the Collateral and its proceeds, which collateral and records will be made available for inspection upon the Debtor’s premises by the Secured Party at any reasonable time.  Debtor shall cause the Collateral to be used solely in Debtor’s business at its principal office in Oregon and the collateral shall not be moved therefrom without the prior written consent of Secured Party.

6.           PRESERVATION OF COLLATERAL.  In case of any failure of Debtor to keep the Collateral free from liens or adverse claims, or to pay taxes on or in respect thereof, or to fully and punctually keep and perform any other covenant hereof, then Secured Party may (but shall not be required to) pay or contest or settle such taxes, liens, or adverse claims, or any judgments based thereon, or otherwise make good any other aforesaid failure of Debtor.  Debtor covenants to promptly reimburse to Secured Party (together with costs, expenses and attorneys’ fees) any sums (1) paid or advanced for any such purpose, (ii) disbursed to protect the Collateral or the security interest created by this Security Agreement and/or (iii) which Debtor has herein covenanted to reimburse to Secured Party.  Such reimbursement shall be with interest, at the maximum rate permitted by applicable state law on the date of this Security Agreement, and the right to such reimbursement shall become additional indebtedness secured by this Security Agreement.

7.           EVENTS OF DEFAULT.  Each of the following shall constitute an Event of Default by Debtor:

A.           The failure of Debtor to punctually and faithfully observe or perform any of the covenants, conditions or obligations imposed upon the Debtor by the Loan Documents.

B.           The falsity of any representation or warranty contained in the Loan Documents;

C.           The termination of existence or cessation of business by the Debtor;

D.           The assignment for the benefit of creditors by Debtor, or the commencement of a case under title 11 of the United States Code (Bankruptcy) by or against the Debtor;

E.           The appointment of a receiver, trustee or custodian for or over the Debtor or any of the Debtor’s property not vacated within 10 days thereafter;

F.           The levy of any writ of execution or other judicial process upon any of the property of the Debtor not released within 10 days thereafter;

G.           The material loss, theft, damage or destruction of any of the Collateral unless immediately replaced by Debtor.

8.           RIGHTS OF SECURED PARTY UPON DEFAULT.  Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies:

A.           All of the rights and remedies of a secured party under the Nevada law or other applicable law then in effect.

B.           Out of the proceeds of any disposition the Secured Party shall:

(i)           First, pay all costs, expenses and charges for pursuing, searching for, taking, removing, keeping, storing, advertising and selling such Collateral, including without limitation, reasonable attorneys’ fees and costs;

(ii)           Second, retain out of the proceeds of sale the Secured Debt; and

(iii)           Third, pay the remaining funds, if any, to the Debtor or other party entitled thereto.

C.           If there be a deficiency, Debtor shall forthwith pay it to the Secured Party.

D.           The Secured Party may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated in the notice of sale, without being required to give a new notice of sale.

9.           SUCCESSORS AND ASSIGNS.  The Security Agreement shall be binding upon successors and assigns of Debtor.

10.           REMEDIES NOT EXCLUSIVE; NO WAIVERS; FORECLOSURES.  No right or remedy herein is exclusive of any other right or remedy.  Each and every right and remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.  The failure or delay of the Secured Party to insist in any one or more instances upon the performance of any of the terms, covenants or conditions of this Security Agreement, or to exercise any right, remedy or privilege herein conferred, shall not impair or be construed as thereafter waiving any such covenants, remedies, conditions or provisions, but every such term, condition and covenant shall continue and remain in full force and effect; nor shall the giving, taking or enforcement of or execution against any other or additional security, collateral, or guaranty for the payment of the Secured Debt operate to prejudice, waive or affect any rights, powers or remedies hereunder; nor shall the Secured Party be required to first look to, enforce, exhaust or execute against such other or additional security, or guarantees prior to so acting against the Collateral.  The Secured Party may foreclose on or execute against the items of Collateral in such order as the Secured Party may, in its sole and unfettered discretion, determine.

11.           SEVERABILITY.  The unenforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

12.           NOTICE.  All notices, demands and communications hereunder shall be in writing and shall be deemed to be duly given (i) upon personal delivery, (ii) immediately upon transmission by fax, (iii) one (1) day after mailing by Federal Express next day delivery (or other similar overnight courier), or (iv) two (2) days after deposit in the United States mail by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to the parties at the addresses herein set forth, or at such other address as any party shall have furnished to the other parties in writing:

If to Debtor:	ecoSolutions Intl. 295 East Main Street, Suite 1 Ashland, Oregon 97520

If to Secured Party:	William C. Patridge 295 E. Main St., Suite 1 Ashland, Oregon 97520

13.           CHOICE OF LAW.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of Nevada except laws respecting conflicts of law.

14.           ATTORNEYS’ FEES.  Should either party hereto institute any action or proceeding to enforce this Security Agreement or any provisions hereof or for a declaration of rights under this Security Agreement, or for arbitration of any dispute arising under this Security Agreement, the prevailing party in any such action, proceeding or arbitration shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the prevailing party in connection with such action, proceeding or arbitration.

15.           TIME IS OF THE ESSENCE.  Time is of the essence in this Security Agreement.

16.           ASSIGNMENT BY SECURED PARTY.  The Secured Party and each assignee may assign this Security Agreement and the obligations made under it without the consent of the Debtor, and each assignee is to be entitled to all the rights and remedies of the Secured Party.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Security Agreement to be duly signed and delivered as of the date first above written.

ecoSolutions Intl.

By:	/s/ WILLIAM PATRIDGE
Name: William Patridge
Title: Chief Executive Officer

By:	/s/ WILLIAM PATRIDGE
William Patridge